UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 24, 2023

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip Code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value of $0.01	OKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Issuance of Notes

On August 24, 2023 (the “Closing Date”), ONEOK, Inc. (“ONEOK”) completed its previously announced underwritten public offering (the “Offering”) of $750 million aggregate principal amount of its 5.550% notes due 2026 (the “2026 Notes”), $750 million aggregate principal amount of its 5.650% notes due 2028 (the “2028 Notes”), $500 million aggregate principal amount of its 5.800% notes due 2030 (the “2030 Notes”), $1.50 billion aggregate principal amount of its 6.050% notes due 2033 (the “2033 Notes”), and $1.75 billion aggregate principal amount of its 6.625% notes due 2053 (the “2053 Notes” and together with the 2026 Notes, the 2028 Notes, the 2030 Notes and the 2033 Notes, the “Notes”). The Notes are guaranteed by ONEOK Partners, L.P. (“ONEOK Partners”) and ONEOK Partners Intermediate Limited Partnership (“ONEOK Partners Intermediate” and, together with ONEOK Partners, the “Guarantors”).

ONEOK intends to use the net proceeds from the Offering of approximately $5.2 billion, after deducting underwriting discounts and estimated offering expenses, to fund the cash consideration of the previously announced merger with Magellan Midstream Partners, L.P. (the “merger”) pursuant to the agreement and plan of merger entered into on May 14, 2023 (the “Merger Agreement”) and other merger related costs.

In connection with the issuance of the Notes, ONEOK terminated $5.25 billion in commitments under the previously disclosed debt commitment letter with Goldman Sachs Bank USA (the “Bank”) pursuant to which the Bank agreed to provide ONEOK with an unsecured 364-day bridge loan facility in an aggregate amount of $5.25 billion (the “Bridge Commitments”). $5.2 billion of the Bridge Commitments were automatically reduced in connection with the issuance of the Notes. The remaining Bridge Commitments were voluntarily terminated by ONEOK, as ONEOK determined that the remaining commitments were no longer necessary to finance the merger.

Supplemental Indentures and Notes

ONEOK registered the sale of the Notes with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-3 (Registration No. 333-272782) filed on June 20, 2023, as supplemented by the Prospectus Supplement dated August 10, 2023 filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.

The terms of the Notes and the guarantees related thereto are governed by the Indenture, dated as of January 26, 2012, between ONEOK and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the Twentieth Supplemental Indenture in the case of the 2026 Notes, by the Twenty-First Supplemental Indenture in the case of the 2028 Notes, by the Twenty-Second Supplemental Indenture in the case of the 2030 Notes, by the Twenty-Third Supplemental Indenture in the case of the 2033 Notes and by the Twenty-Fourth Supplemental Indenture in the case of the 2053 Notes, and in each case dated as of August 24, 2023, by and among ONEOK, the Guarantors and the Trustee (collectively, the “Supplemental Indentures”).

The Notes are subject to a special mandatory redemption such that: if (i) the consummation of the merger does not occur on or before the later of (x) May 14, 2024 or (y) such later date to which the Merger Agreement as in effect on the Closing Date may be extended in accordance with its terms (the “Outside Date”), (ii) prior to the Outside Date, the Merger Agreement is terminated or (iii) ONEOK otherwise notifies the Trustee of the Notes that it will not pursue the consummation of the merger, ONEOK will be required to redeem the Notes of each series then outstanding (such redemption, the “Special Mandatory Redemption”), at a special mandatory redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined in the Supplemental Indentures).

The Supplemental Indentures are filed herewith as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 and are incorporated herein by reference. The form of the Notes are filed herewith as Exhibits 4.6, 4.7, 4.8, 4.9 and 4.10 and are incorporated herein by reference. In addition, the legal opinions related to the Notes and the guarantees related thereto are filed herewith as Exhibits 5.1 and 5.2.

Affiliations

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The Underwriters and their respective affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for ONEOK or its subsidiaries for which they will receive customary fees. Affiliates of certain of the Underwriters are also agents and/or lenders under ONEOK’s credit facilities and dealers under ONEOK’s commercial paper program.

The Trustee and certain of its affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial and investment banking services for ONEOK or the Guarantors for which they received or will receive customary fees and expenses. The Trustee is a lender under ONEOK’s credit facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under “Supplemental Indentures and Notes” in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
4.1	Twentieth Supplemental Indenture, dated as of August 24, 2023, among ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership and U.S. Bank National Association, as trustee, with respect to 5.550% Notes due 2026.
4.2	Twenty-First Supplemental Indenture, dated as of August 24, 2023, among ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership and U.S. Bank National Association, as trustee, with respect to 5.650% Notes due 2028.
4.3	Twenty-Second Supplemental Indenture, dated as of August 24, 2023, among ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership and U.S. Bank National Association, as trustee, with respect to 5.800% Notes due 2030.
4.4	Twenty-Third Supplemental Indenture, dated as of August 24, 2023, among ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership and U.S. Bank National Association, as trustee, with respect to 6.050% Notes due 2033.
4.5	Twenty-Fourth Supplemental Indenture, dated as of August 24, 2023, among ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership and U.S. Bank National Association, as trustee, with respect to 6.625% Notes due 2053.
4.6	Form of Note due 2026 (included in Exhibit 4.1 above).
4.7	Form of Note due 2028 (included in Exhibit 4.2 above).
4.8	Form of Note due 2030 (included in Exhibit 4.3 above).
4.9	Form of Note due 2033 (included in Exhibit 4.4 above).
4.10	Form of Note due 2053 (included in Exhibit 4.5 above).
5.1	Opinion of Kirkland & Ellis LLP.
5.2	Opinion of GableGotwals.
23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1 hereto).
23.2	Consent of GableGotwals (included in Exhibit 5.2 hereto).
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEOK, INC.

Date: August 25, 2023	By:	/s/ Walter S. Hulse III
	Name:	Walter S. Hulse III
	Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

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